As filed with the Securities and Exchange Commission on August 22, 2008

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Meritage Homes Corporation

Co-registrants are listed on the following page
(Exact Name of Registrant as Specified in Its Charter)

Maryland	17851 N. 85th Street, Suite 300 Scottsdale, Arizona 85255 (480) 515-8100	86-0611231
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

Larry W. Seay	Copies to:
Executive Vice President and Chief Financial Officer	Steven D. Pidgeon
17851 N. 85th Street, Suite 300	DLA Piper US LLP
Scottsdale, Arizona 85255	2415 East Camelback Road, Suite 700
(480) 515-8100	Phoenix, Arizona 85016-4245
(Name, Address, Including Zip Code, and Telephone Number,	(480) 606-5100
Including Area Code, of Agent for Service)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities, Common Stock (2), par value $0.01 per share, Preferred Stock (3), par value $0.01 per share, Warrants
Guarantees of Debt Securities (4)
TOTAL:	$350,000,000		(1)	$350,000,000	$13,755
(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, with an aggregate initial offering price not to exceed $350,000,000. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock as may be issued pursuant to the anti-dilution provisions of the securities registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Meritage Homes Corporation previously paid a registration fee of $27,600 with respect to securities that were previously registered pursuant to the registration statement on Form S-3 (File No. 333-87398) initially filed by Meritage Homes Corporation on May 1, 2002, of which $7,285 has not been used thereunder. In accordance with Rule 457(p), $7,285 of the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.

(2)

Includes an indeterminate number of shares of Meritage Homes Corporation’s common stock that may be issued upon conversion or exchange of the preferred stock or debt securities or upon exercise of warrants registered hereby.

(3)

Includes an indeterminate number of shares of Meritage Homes Corporation’s preferred stock that may be issued upon conversion or exchange of debt securities or upon exercise of warrants registered hereby.

(4)

The guarantees are the full and unconditional guarantee of Meritage Homes Corporation’s obligations under its debt securities by its wholly-owned subsidiaries listed on the following page. No separate consideration will be received for the guarantees of debt securities. No additional registration fee for the guarantees will be due pursuant to Rule 457(n).

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Co-Registrants (1)

Name of Each Co-Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

California Urban Builders, Inc.	California	52-2457170
California Urban Homes, LLC	California	20-2707345
Greater Homes, Inc.	Florida	59-1107583
Meritage Holdings, L.L.C.	Texas	42-1732552
Meritage Homes Construction, Inc.	Arizona	86-1028847
Meritage Homes of Arizona, Inc.	Arizona	86-1028848
Meritage Homes of California, Inc.	California	86-0917765
Meritage Homes of Colorado, Inc.	Arizona	20-1091787
Meritage Homes of Florida, Inc.	Arizona	20-1861564
Meritage Homes of Nevada, Inc.	Arizona	43-1976353
Meritage Homes of Texas Holding, Inc.	Arizona	86-0875147
Meritage Homes of Texas Joint Venture Holding Company, L.L.C.	Texas	75-2771799
Meritage Homes of Texas, LLC	Arizona	65-1308131
Meritage Homes Operating Company, LLC	Arizona	65-1308133
Meritage Paseo Crossing, LLC	Arizona	86-1006497
Meritage Paseo Construction, LLC	Arizona	86-1028847
MTH-Cavalier, LLC	Arizona	86-1028847
MTH Golf, LLC	Arizona	56-2379206

(1)   The address, including zip code, and telephone number, including area code, of each co-registrant is 17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255, (480) 515-8100.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion; Dated August 22, 2008

Meritage Homes Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

This prospectus describes some of the general terms that may apply to these securities.  The aggregate initial offering price of all securities sold under this prospectus will not exceed $350,000,000. We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities.  You should read this prospectus and any supplement to this prospectus carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “MTH.”

Investing in our securities involves a high degree of risk.  See “Risk Factors,” contained in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement for a discussion of certain factors that should be considered in evaluating an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                    .

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus or incorporated herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In general, “forward-looking statements” can be identified by use of words such as “expect,” “believe,” “estimate,” “project,” “forecast,” “anticipate,” “plan” and similar expressions.  Our forward-looking statements may address such matters as, but are not limited to, projections of revenue, earnings or loss, anticipated benefits of acquisitions, capital expenditures, plans for future operations, financing needs, the impact of changes in interest rates, projected job growth and economic conditions in our housing markets, plans relating to our new products or services, potential business and real property acquisitions and new or planned development projects, as well as assumptions related to the foregoing.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors described under the caption “Risk Factors” contained in our periodic filings made with the Securities and Exchange Commission (“SEC”) and any prospectus supplement to this prospectus.

Forward-looking statements express expectations of future events.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.  Our past performance or past or present economic conditions in our housing markets are not indicative of future performance or conditions.  Due to these inherent uncertainties, current or potential investors in our securities are urged not to place undue reliance on forward-looking statements.  In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being sold in that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Any statements in this prospectus or in any accompanying prospectus supplement concerning the provisions of any document are not complete.  In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC.  Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

MERITAGE HOMES CORPORATION

We are a leading designer and builder of single-family attached and detached homes in the historically high-growth southern and western United States, based on the number of home closings. We offer a variety of homes that are designed to appeal to a wide range of homebuyers, including first-time, move-up, luxury and active adult buyers. We have operations in three regions:  West, Central and East, which are comprised of 12 metropolitan areas in six states.  These three regions are our principal business segments.  Our homebuilding and marketing activities are conducted under the names Meritage Homes, Monterey Homes and Legacy Homes.

At December 31, 2007, we were actively selling homes in 220 communities, with base prices ranging from approximately $100,000 to over $1,000,000.  We develop a design and marketing concept tailored to each community, which includes determination of the size, style and price range of homes, street layout, size and layout of individual lots and overall community design. The home designs offered in a particular community also depend upon factors such as the housing generally available in the area, the consumer demands of a particular market and our lot costs for the project.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•                  debt securities, which we may issue in one or more series and which may include guarantees of the debt securities by most of our subsidiaries;

•                  common stock;

•                  preferred stock, which we may issue in one or more series; or

•                  warrants entitling the holders to purchase common stock, preferred stock or debt securities.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.  We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.  In each prospectus supplement we will include the following information:

•                  the type and amount of securities that we propose to sell;

•                  the initial public offering price of the securities;

•                  the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•                  the compensation, if any, of those underwriters, agents or dealers;

•                  if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

•                  material Untied States federal income tax considerations applicable to the securities;

•                  any material risk factors associated with the securities; and

•                  any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in the prospectus.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes.  General corporate purposes may include providing additional working capital, the development of new residential properties, the repayment of existing debt, land acquisitions and possible acquisitions of other homebuilders.  The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth Meritage’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended	Years Ended December 31,
	June 30, 2008	2007	2006	2005	2004	2003

Ratio of earnings to fixed charges (a)	(b)	(b)	7.2	9.7	6.2	6.0

(a) As there was no outstanding preferred stock during the periods in the table above, the ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are the same calculation.

(b) Earnings were not adequate to cover fixed charges by $79.4 million and $408.7 million for the six months ended June 30, 2008 and the year ended December 31, 2007, respectively.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and HSBC Bank USA, National Association, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed in a supplemental indenture with respect to a particular series.  The indenture is governed by the Trust Indenture Act.  We have summarized select portions of the indenture below.  This summary is not complete.  The form of the indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture.  Capitalized terms used in the summary have the meaning specified in the indenture.

When we refer to “we,” “our” and “us” in this section, we mean Meritage Homes Corporation unless the context otherwise requires or as otherwise expressly stated.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of Meritage Homes Corporation and will rank equally with all of its other unsecured and unsubordinated indebtedness.  Meritage Homes Corporation’s payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount.  We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

•                  the title of the debt securities, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;

•                  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which we will pay the principal on the debt securities and the amount of principal that will be payable;

•                  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•                  the form and terms of any guarantee, including the terms of subordination, if any, of any debt securities;

•                  any depositories, interest rate calculation agents or other agents with respect to the debt securities;

•                  the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of the conversion rights;

•                  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;

•                  any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•                  any provision requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•                  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                  the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•                  the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

•                  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•                  the manner in which the amounts of payment of principal of, or premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•                  any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series.

In addition, the indenture does not limit our ability to issue subordinated debt securities.  Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture.  The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•                  we are the surviving corporation or the successor person (if other than Meritage Homes Corporation) expressly assumes our obligations on the debt securities and under the indenture;

•                  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•                  certain other conditions that may be set forth in the applicable prospectus supplement are met.

Events of Default

Unless otherwise stated in the prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•                  our default in the payment of principal of or premium, if any, on any of the debt securities of such series when due and payable at maturity, upon redemption or otherwise;

•                  our default in the payment of any interest upon any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days;

•                  an event of default as defined in the debt securities of that series or our failure to comply with any of our other agreements in the debt securities of such series or the indenture with respect to such series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•                  bankruptcy, insolvency or reorganization of our company or our significant grantor subsidiaries; and

•                  any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.  At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•                  the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture.  The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture without notice to or the consent of the holders to:

•                  create a series and establish its terms;

•                  cure any ambiguity, defect or inconsistency;

•                  evidence the assumption of a successor corporation of our obligations under the indenture;

•                  comply with any requirements of the SEC or the Trust Indenture Act;

•                  provide for uncertificated securities in addition to or in place of certificated securities;

•                  add, change or eliminate any other provisions of the indenture so long as that change does not apply to any then existing series of debt securities or modify the rights of the holder of any such security with respect to that provision; and

•                  make any change that does not adversely affect in any material respect the interests of the securityholders of any series.

Subject to certain exceptions, we may amend the indenture with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of at least a majority in principal amount of the series of the securities then outstanding, and any existing default under, or compliance with any provision of, the indenture may be waived (other than any continuing default in the payment of the principal or interest on the securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of a majority in principal amount of the securities of that series then outstanding; provided that without the consent of each holder affected, we and the trustee may not:

(1)  change the maturity of any security;

(2)  reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the securities;

(3)  reduce any premium payable upon optional redemption of the securities, change the date on which any securities are subject to redemption or otherwise alter the provisions with respect to the redemption of the securities;

(4)  make any security payable in money or currency other than that stated in the securities;

(5)  modify or change any provision of the indenture or the related definitions to affect the ranking of the securities or any security guarantee in a manner that adversely affects the holders;

(6)  reduce the percentage of holders necessary to consent to an amendment or waiver to the indenture or the securities;

(7)  impair the rights of holders to receive payments of principal of or interest on the securities;

(8)  release any guarantor from any of its obligations under its security guarantee or the indenture, except as permitted by the indenture; or

(9)  make any change in these amendment and waiver provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture.  The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances Legal Defeasance

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                  we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•                  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•                  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•                  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we shall remain liable for those payments.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants.  The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Concerning the Trustee

In the ordinary course of its business, HSBC Bank USA, National Association, the trustee, provides, and may continue to provide, service to us as trustee under indentures relating to our 9¾% Senior Notes due 2011, 7% Senior Notes due 2014 and 6¼% Senior Notes due 2015.  The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise.  The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs.  The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of debt securities.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 125,000,000 shares of common stock, $0.01 par value per share, of which 30,689,856 shares were outstanding as of August 15, 2008.

Holders of shares of common stock are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation.  We do not intend to declare cash dividends in the foreseeable future.  Earnings are expected to be retained to finance the continuing development of the business.  Future cash dividends, if any, will depend upon our financial condition, results of operations, capital requirements, compliance with debt covenants of existing indebtedness and credit facilities, as well as other factors considered relevant by our board of directors.  Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote.  Holders of common stock do not have preemptive rights and are not entitled to cumulative votes in the election of directors.

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were outstanding as of August 15, 2008.  The board of directors has the authority to determine the terms of our preferred stock without further stockholder approval.  The preferred stock may be issued in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of Meritage and could adversely affect the rights of holders of common stock.  Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock.  Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock.  Under some circumstances, control of Meritage would shift from the holders of common stock to the holders of preferred stock with voting rights.  Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets and certain amendments to our articles of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock.

There will be a prospectus supplement relating to any offering of common stock or preferred stock offered by this prospectus.

Certain Provisions of Maryland Law

We are incorporated in Maryland and are subject to the provisions of the Maryland General Corporation Law (the “MGCL”), certain of which provisions are discussed below.

Business Combinations.  Under the Maryland Business Combinations Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include certain mergers, asset transfers, loans and other transactions or issuances, transfers or reclassifications of equity securities.  An interested stockholder is defined as:

•                  any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by the outstanding shares of voting stock of the corporation voting together as a single voting group; and

•                  two-thirds of the votes entitled to be cast by the holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

These super-majority vote requirements do not apply to certain business combinations if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares and the corporation and interested stockholder meet certain other requirements.

The statute provides for various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

A Maryland corporation may adopt an amendment to its charter electing not to be subject to the Maryland Business Combinations Act.  No such amendment to our charter has been adopted.

Control Share Acquisitions.  Maryland’s Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of common stock.  We cannot give any assurance that such provision will not be amended or eliminated at any time in the future.

Certain Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws include provisions that could have an anti-takeover effect.  These provisions are intended to preserve the continuity and stability of our board of directors and the policies formulated by our board of directors.  The following is a summary of the provisions or our articles of incorporation and bylaws that we consider material, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our articles of incorporation and bylaws.

Amendments of Bylaws.  Our bylaws provide that only our board of directors may amend our bylaws.

Stockholder Meeting Procedures.  Our bylaws provide that a special meeting may be called by stockholders holding at least 50% of the votes entitled to be cast.  In addition, our bylaws limit the matters that can be acted upon at a stockholders meeting to those included in the notice for such meeting.

Advance Notice Procedures.  Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting.  These stockholder notice procedures provide that only persons that are nominated by the board of directors, or by a stockholder who was a stockholder at the time of giving notice and has given timely written notice to our secretary before the meeting at which directors are to be elected, will be eligible for election as directors.  These stockholder notice procedures also provide that at an annual meeting only the business as has been brought before the meeting by our board of directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring the business before the meeting, may be conducted.  To be timely, a stockholder’s nomination or notice must be received by our secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary date of mailing of the notice for the preceding year’s annual meeting (or, with respect to a proposal required to be included in the our proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received), provided that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.

In addition, under these stockholder notice procedures, a stockholder’s notice to us proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain specified information.  If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with our stockholder notice procedure, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities or two or more of these types of securities.  Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase common stock, preferred stock or debt securities will describe the terms of those warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of the warrants;

•                  the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•                  if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•                  if applicable, the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•                  information relating to book-entry procedures, if any;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material United States federal income tax considerations;

•                  anti-dilution provisions of the warrants, if any;

•                  redemption or call provisions applicable to the warrants, if any;

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•                  any other information we think is important about the warrants.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•                  through agents;

•                  to or through underwriters;

•                  to or through broker-dealers (acting as agent or principal);

•                  in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•                  directly to purchasers, through a specific bidding or auction process or otherwise; or

•                  through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•      the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•      the terms of the offering;

•                  any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•      any over-allotment option under which any underwriters may purchase additional securities from us;

•      any initial public offering price;

•      any discounts or concessions allowed or reallowed or paid to dealers;

•      any securities exchanges on which the securities may be listed; and

•      the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•                  exchange offers or other transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•      in the over-the-counter market;

•      in negotiated transactions;

•      through put or call option transactions relating to the securities;

•      under delayed delivery contracts or other contractual commitments; or

•      a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Our common stock is listed on the New York Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement.  In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in the debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution to us upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of the debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that an investor would receive upon conversion of such debt securities and, under certain circumstances, such investor’s ability to convert such debt securities.

LEGAL MATTERS

DLA Piper US LLP has issued an opinion regarding the validity of the securities being offered by this prospectus.  We have filed the opinion as an exhibit to the registration statement of which this prospectus is part.  If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, incorporated by reference in this Prospectus, and the effectiveness of Meritage Homes Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference (which reports (1) express an unqualified opinion on the 2007 and 2006 financial statements and financial statement schedules and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the modified prospective method in 2006, and the adoption of the provisions of the Financial Accounting Standards Board Interpretation No.48, Accounting for Uncertainty in Income Taxes, in 2007, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Meritage Homes Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read a copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of that web site is www.sec.gov.  You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We and our guarantor subsidiaries have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us, our guarantor subsidiaries and the securities offered.  The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document.  They contain important information about our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Report on Form 10-Q	Three months ended March 31, 2008
Quarterly Report on Form 10-Q	Three and six months ended June 30, 2008
Current Report on Form 8-K	July 21, 2008
Current Report on Form 8-K	May 28, 2008
Current Report on Form 8-K	May 20, 2008
Current Report on Form 8-K	May 6, 2008
Current Report on Form 8-K	April 18, 2008
Current Report on Form 8-K	April 14, 2008
Current Report on Form 8-K	April 3, 2008
Current Report on Form 8-K	January 2, 2008

We incorporate by reference the description of Meritage Homes Corporation’s capital stock contained in the Form 8-A of Emerald Mortgage Investments Corporation (a predecessor of Meritage Homes Corporation) filed on July 7, 1988, including any amendment or report filed to update such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date of the closing of each offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than information furnished under Item 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified therein as not incorporated by reference).  You should review these filings as they may disclose changes in our business, products or financial condition or other affairs after the date of this prospectus.  The information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically supersede previous information included or incorporated by reference in the prospectus.

You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus.  You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Meritage Homes Corporation

17851 N. 85th Street, Suite 300

Scottsdale, Arizona 85255

Attn:  Investor Relations

(480) 515-8100

We have not authorized anyone to give any information or make any recommendation about us that is different from, or in addition to, that contained in this prospectus or in any of the other materials that we have incorporated by reference into this prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to sell, or solicitations or offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.  The information in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies.

Prospectus

MERITAGE HOMES CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Guarantees of Debt Securities

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and other expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$13,755
Legal fees	125,000
Accounting fees	50,000
Trustees’ fees	30,000
Printing fees	30,000
Miscellaneous	30,000
Total	$278,755

Item 15.         Indemnification of Directors and Officers.

Meritage Homes Corporation

Under the provisions of the MGCL, a corporation’s articles may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Meritage’s charter contains a provision limiting the personal liability of officers and directors to Meritage and its stockholders to the fullest extent permitted under Maryland law.

In addition, the provisions of the MGCL permit a corporation to indemnify its present and former directors and officers, among others, against liability incurred, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property, or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  Meritage’s charter provides that it will indemnify its directors, officers and others so designated by the board of directors to the full extent permitted under Maryland law.

Meritage Homes Corporation also maintains, for the benefit of its and its subsidiaries’ directors and officers, insurance against certain asserted or incurred liabilities, including certain liabilities under the Securities Act.

Subsidiary Guarantors

Arizona Corporate Guarantors

Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons acted in good faith and either (1) in a manner they reasonably believed to be in the best interests of the corporation (if acting in a official capacity), or (2) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases).  A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful.  Directors may not be indemnified under ARS § 10-851 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.  In addition, under ARS § 10-202, a corporation’s articles of incorporation may indemnify a director for conduct for which broader indemnification has been made permissible or mandatory under other ARS provisions.

ARS § 10-202 provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages, and permitting or making obligatory indemnification of a director, for liability for any action taken or any failure to take any action as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or the shareholders, (3) unlawful distributions and (4) an intentional violation of criminal law.

ARS § 10-852 provides for mandatory indemnification in certain situations such that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ARS § 10-856 provides that a corporation may indemnify its officers against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties because the individual is or was an officer of the corporation to the same extent as a director.  If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law.  An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852.

ARS § 10-857 provides that a corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under Arizona law.

ARS § 10-850 defines a director as including an individual who is or was a director of a corporation or an individual while a director of a corporation is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity.

The articles of incorporation of Meritage Homes of Arizona, Inc., Meritage Homes Construction, Inc., Meritage Homes of Nevada, Inc., Meritage Homes of Colorado, Inc., Meritage Homes of Florida, Inc., and Meritage Homes of Texas Holding, Inc., each of which is an Arizona corporation, provide that the liability of a director or former director to the corporation or its shareholders shall be eliminated to the fullest extent permitted by Arizona law.  In addition, the articles of incorporation of each of these corporations, other than Meritage Homes of Texas Holding, Inc., provide that the corporation shall indemnify any and all of its existing and former directors and officers to the fullest extent permitted by Arizona law.

Arizona Limited Liability Company Guarantors

ARS § 29-610 provides that, unless otherwise limited in a company’s articles of organization, an Arizona limited liability company may indemnify a member, manager, employee, officer or agent or any other person.  The articles of organization for each of Meritage Homes Operating Company, LLC, Meritage Homes of Texas, LLC, Meritage Paseo Crossing, LLC, Meritage Paseo Construction, LLC, MTH-Cavalier, LLC, and MTH Golf, LLC, each of which is an Arizona limited liability company, do not contain any such restrictions.

The operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that its members and their respective affiliates will be indemnified and held harmless, to the extent of the applicable company’s assets, for, from, and against any liability, damage, cost, expense, loss, claim, or judgment incurred arising out of any claim based upon acts performed or omitted to be performed by in connection with the business of the applicable company.  However, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC further provides that, notwithstanding the foregoing, no such person shall be indemnified or held harmless for claims based upon acts or omissions in breach of the operating agreement or that constitute fraud, gross negligence, or willful misconduct.  In addition, the operating agreement for each of MTH-Cavalier, LLC and MTH Golf, LLC provides that no members or their respective affiliates shall be personally liable, responsible, or accountable in damages or otherwise to the applicable company for any act or omission performed or omitted in connection with the applicable company or its business, and that any member’s liability for the debts and obligations of the applicable company shall be limited as set forth under applicable law.

California Corporate Guarantors

Section 317 of the California General Corporation Law (the “CGCL”) allows a corporation, in certain circumstances, to indemnify its directors and officers against certain expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  In addition, a corporation is, in certain circumstances, permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the corporation, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the corporation and its shareholders, provided that the specified court approval is obtained.  Furthermore, a corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against such liability under California law.

Section 204(a)(10) of the CGCL allows a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director’s duty to the corporation, except for the liability of a director resulting from (1) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (2) any transaction from which a director derived an improper personal benefit, (3) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith, (4) acts or omissions showing a reckless disregard for the director’s duty to the corporation or its shareholders, (5) acts or omissions constituting an unexcused pattern of inattention to the director’s duty, (6) liability under California law relating to transactions between corporations and directors or corporations having interrelated directors or (7) the making of an illegal distribution or loan to shareholders.

The articles of incorporation of Meritage Homes of California, Inc. and California Urban Builders, Inc., each of which is a California corporation, provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that the corporation is authorized to provide indemnification of its officers and directors through bylaw provisions, agreements with officers and directors, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL.  The bylaws of Meritage Homes of California, Inc. and California Urban Builders, Inc. provide that the corporation shall indemnify each of its directors and officers to the maximum extent and in the manner permitted by the CGCL.

California Limited Liability Company Guarantor

Section 17155 of the California Beverly-Killea Limited Liability Company Act provides that, except for a breach of a manager’s fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity.  Section 17155 further provides that a California limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

The operating agreement for California Urban Builders, LLC, which is a California limited liability company, provides that neither the company’s member nor its manager shall be liable, responsible, or accountable in damages or otherwise to the company or to its member or its members’ assignees for any loss, damage, cost, liability or expense incurred by reason of or caused by any act or omission performed or omitted by such member or manager, whether alleged to be based upon or arising from errors in judgment, negligence or breach of duty (including alleged breach of any duty of care or duty of loyalty or other fiduciary duty), except for (1) acts or omissions the member or manager knew at the time of the acts or omissions were clearly in conflict with the interest of the company, or (2) any transaction from which the member or manager derived an improper personal benefit, (3) a willful breach of the company’s operating agreement, or (4) gross negligence, recklessness, willful misconduct, or knowing violation of law.  In addition, the operating agreement provides that, without limiting the foregoing, neither the manager nor the member shall in any event be liable for (a) the failure to take any action not specifically required to be taken by the member or manager under the terms of the operating agreement or (b) any mistake, misconduct, negligence, dishonesty or bad faith on the part of any employee or other agent of the company appointed in good faith by the manager.

Texas Limited Liability Company Guarantors

Section 101.402 of the Texas Business Organizations Code (the “TBOC”) provides that a Texas limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person; and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.  For the purposes of Section 101.402 of the TBOC, a person includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company.  Article 2.20(A) of the Texas Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a Texas limited liability company shall have power to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons.

The regulations for Meritage Holdings, L.L.C. provide that each member shall be indemnified against any and all liability and reasonable expense that may be incurred by or in connection with or resulting from (1) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (2) an appeal of such an event, or (3) any inquiry or investigation that could lead to such an event, all to the full extent permitted by applicable law.  The regulations for Meritage Holdings, L.L.C. further provide that, upon a determination by the member to do so, Meritage Holdings, L.L.C. may indemnify its officers and agents in their capacities as such and, if serving at the request of Meritage Holdings, L.L.C. as a director, manager, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from the events listed above, all to the full extent permitted by applicable law.

Florida Corporate Guarantor

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) permits, and in some cases requires, a corporation to indemnify its directors, officers, employees, or agents, or any person serving at its request in any such capacity, against certain expenses and liabilities incurred as a party to any proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of a corporation or is or was serving in such capacity at the request of the corporation.  With respect to actions, other than in the right of a corporation, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful.

With respect to any action threatened, pending or completed in the right of a corporation to procure a judgment in its favor against any such person, a corporation may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable unless, and only to the extent that, the court in which the action was brought, or any other court of competent jurisdiction, determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the FBCA also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of a corporation or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.  If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by a corporation shall be made only as authorized in the specific case upon a determination in the manner set forth in the FBCA that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct.

Section 607.0850 of the FBCA also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers.

The bylaws of Greater Homes, Inc., which is a Florida corporation, provide that the corporation is authorized to provide indemnification of its directors, officers, employees, or agents, or any person serving at its request in any such capacity to the maximum extent permitted by the FBCA.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling Meritage pursuant to the foregoing provisions, Meritage has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.                            Exhibits.

Exhibit Number	Description	Page or Method of Filing

1.1	Form of underwriting agreement for debt securities	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

1.2	Form of underwriting agreement for common stock securities	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

1.3	Form of underwriting agreement for preferred stock securities	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

1.4	Form of underwriting agreement for warrant securities	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

2.1	Agreement and plan of Reorganization, dated as of September 13, 1996, by and among Homeplex, the Monterey Merging Companies and the Monterey Stockholders	Incorporated by reference to Exhibit 2 of Form S-4 Registration Statement No. 333-15937.

3.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002.

3.1.1	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004.

3.1.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders.

3.1.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders.

3.2	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated August 21, 2007.

4.1	Indenture by and among the Company and HSBC Bank USA, National Association	Filed herewith.

4.1.1	Form of debt security	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Exhibit Number	Description	Page or Method of Filing

4.2	Form of specimen of common stock certificate	Incorporated by reference to Exhibit 4.1 of Form 10-K for the year ended December 31, 2007.

4.3	Form of certificate of designation for preferred stock securities	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.3.1	Form of certificate of preferred stock	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

4.4.	Form of warrant agreement	To be filed by amendment hereto pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

5.1	Opinion of DLA Piper US LLP regarding the legality of the securities being registered	Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	Filed herewith.

23.1	Consent of Deloitte & Touche LLP	Filed herewith.

23.3	Consent of DLA Piper US LLP	Contained in Exhibit 5.1.

24.1	Powers of Attorney	See signature page.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of HSBC Bank USA, National Association	Filed herewith.

Financial Statement Schedules:

Schedules have been omitted because of the absence of conditions under which they are required or because the required material information is included in the Consolidated Financial Statements or Notes to the Consolidated Financial Statements included in the reports incorporated by reference herein.

Item 17.                            Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                  The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)                                  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(9)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 22, 2008.

MERITAGE HOMES CORPORATION

By:	/s/ STEVEN J. HILTON
Steven J. Hilton
Chairman and Chief Executive Officer

The following direct and indirect subsidiaries of the registrant will guarantee the debt securities and are co-registrants under this registration statement.

Name of Co-Registrant

California Urban Builders, Inc.
California Urban Homes, LLC (1)
Greater Homes, Inc.
Meritage Holdings, L.L.C. (2)
Meritage Homes Construction, Inc.
Meritage Homes of Arizona, Inc.
Meritage Homes of California, Inc.
Meritage Homes of Colorado, Inc.
Meritage Homes of Florida, Inc.
Meritage Homes of Nevada, Inc.
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Texas Joint Venture Holding Company, LLC (3)
Meritage Homes of Texas, LLC (2)
Meritage Homes Operating Company, LLC (4)
Meritage Paseo Construction, LLC (5)
Meritage Paseo Crossing, LLC (6)
MTH-Cavalier, LLC (5)
MTH Golf, LLC (5)

as CO-REGISTRANTS

By:	/s/ STEVEN J. HILTON
Steven J. Hilton

Principal Executive Officer and Director of each Co-Registrant that is a corporation and Principal
Executive Officer and Director of the corporate
member or manager or sole member of each Co-Registrant
that is a limited liability company.

(1)                     Executed by Meritage Homes of California, Inc., as sole member

(2)                     Executed by Meritage Homes of Texas Holding, Inc., as sole member

(3)                     Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Homes of Texas, LLC, which is the sole member of this Co-Registrant

(4)                     Executed by Meritage Homes of Texas Holding, Inc., as sole member of Meritage Holdings, L.L.C., which is the manager of this Co-Registrant

(5)                     Executed by Meritage Homes Construction, Inc., as sole member

(6)                     Executed by Meritage Homes of Arizona, Inc., as sole member

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Hilton, and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

ON BEHALF OF MERITAGE HOMES CORPORATION:

Signature		Title	Date

By:	/s/ STEVEN J. HILTON	Chairman, Chief Executive Officer and	August 22, 2008
	Steven J. Hilton	Director
(Principal Executive Officer)

By:	/s/ LARRY W. SEAY	Chief Financial Officer, Executive Vice	August 22, 2008
	Larry W. Seay	President and Assistant Secretary
(Principal Financial Officer)

By:	/s/ VICKI L. BIGGS	Chief Accounting Officer, Vice President	August 22, 2008
	Vicki L. Biggs	— Controller and Assistant Secretary
(Principal Accounting Officer)

By:	/s/ ROBERT G. SARVER	Director	August 22, 2008
Robert G. Sarver

By:	/s/ RAYMOND OPPEL	Director	August 22, 2008
Raymond Oppel

By:	/s/ PETER L. AX	Director	August 22, 2008
Peter L. Ax

By:	/s/ RICHARD T. BURKE, SR.	Director	August 22, 2008
Richard T. Burke, Sr.

By:	/s/ GERALD W. HADDOCK	Director	August 22, 2008
Gerald W. Haddock

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

Name of Co-Registrant:

California Urban Builders, Inc.

Greater Homes, Inc.

Meritage Homes Construction, Inc.

Meritage Homes of Arizona, Inc.

Meritage Homes of California, Inc.

Meritage Homes of Colorado, Inc.

Meritage Homes of Florida, Inc.

Meritage Homes of Nevada, Inc.

Meritage Homes of Texas Holding, Inc.

Signature		Title	Date

By:	/s/ STEVEN J. HILTON	Chief Executive Officer and Director	August 22, 2008
	Steven J. Hilton	(Principal Executive Officer)

By:	/s/ LARRY W. SEAY	Executive Vice President – Chief	August 22, 2008
	Larry W. Seay	Financial Officer
(Principal Financial Officer)

By:	/s/ VICKI L. BIGGS	Controller – Assistant Secretary	August 22, 2008
	Vicki L. Biggs	(Principal Accounting Officer)

ON BEHALF OF THE FOLLOWING LIMITED LIABILITY COMPANY CO-REGISTRANTS:

Name of Co-Registrant
California Urban Homes, LLC
Meritage Holdings, L.L.C.
Meritage Homes of Texas Joint Venture Holding Company, L.L.C.
Meritage Homes of Texas, LLC
Meritage Homes Operating Company, LLC
Meritage Paseo Construction, LLC
Meritage Paseo Crossing, LLC
MTH-Cavalier, LLC
MTH Golf, LLC

Sole Member or Manager of Co-Registrant
Meritage Homes of California, Inc.
Meritage Homes of Texas Holding, Inc.
Meritage Homes of Texas, LLC
Meritage Homes of Texas Holding, Inc.
Meritage Holdings, L.L.C.
Meritage Homes Construction, Inc.
Meritage Homes of Arizona, Inc.
Meritage Homes Construction, Inc.
Meritage Homes Construction, Inc.

Signature		Title	Date

By:	/s/ STEVEN J. HILTON	Chief Executive Officer and Director of each of:	August 22, 2008
	Steven J. Hilton	Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc., and
Meritage Homes of Texas Holding, Inc.
(Principal Executive Officer)

By:	/s/ LARRY W. SEAY	Executive Vice President – Chief Financial	August 22, 2008
	Larry W. Seay	Officer of each of:
Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc., and
Meritage Homes of Texas Holding, Inc.
(Principal Financial Officer)

By:	/s/ VICKI L. BIGGS	Controller – Assistant Secretary of each of:	August 22, 2008
	Vicki L. Biggs	Meritage Homes Construction, Inc.,
Meritage Homes of Arizona, Inc.,
Meritage Homes of California, Inc., and
Meritage Homes of Texas Holding, Inc.
(Principal Accounting Officer)